UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 10, 2017

E-QURE CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-54862

Delaware	47-1691054
(State of Incorporation)	(I.R.S. Employer Identification No.)

20 West 64th Street, Suite 39G, New York, NY	10023
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 8-916-7333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 1, 2017, E-Qure Corp., OTCQB: EQUR (the "Registrant") was informed by its chairman and principal shareholder, Mr. Ron Weissberg, that because of his belief that the Registrant's shares of common stock, par value $0.0001 (the "Shares") were undervalued, he intends to purchase Shares in the open market and/or in privately negotiated transactions from persons other than the Registrant, having an aggregate market value of up to $100,000, at price up to $0.20 per Share. Mr. Weissberg further informed the Registrant that he would inform the Registrant if he determines, in his discretion, to adjust the purchase parameters either as to the amount of his purchase commitment or the price per Share of his intended Share purchases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
E-QURE CORP.

By:	/s/ Ohad Goren
Name:	Ohad Goren
Title:	Chief Executive Officer

Date: February 13, 2017